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                                                                   Exhibit 10.52


                       INSTRUMENT DESIGNATING PARTICIPANTS
                                     OF THE
                            COLE NATIONAL GROUP, INC.
                    1999 SUPPLEMENTAL RETIREMENT BENEFIT PLAN



                1. PARTICIPANTS. Cole National Group, Inc. (the "Company") hereby adopts the Cole National Group, Inc. 1999 Supplemental Retirement Benefit Plan (the "Plan") effective as of January 1, 1999, for the benefit of the following employee: Jeffrey A. Cole.

                2. SPECIAL PROVISIONS. (a) For purposes of calculating the benefit payable to Jeffrey A. Cole in accordance with the Plan, the benefit formula used shall be the same as the formula used for purposes of calculating benefits under the Cole National Group, Inc. Retirement Plan (the "Pension Plan") except that instead of using final five year average salary, the sum of base compensation and bonus for the calendar year during which the sum of base compensation and bonus earned was the highest shall be used.

                (b) For purposes of calculating the benefit payable to Jeffrey
A. Cole in accordance with the Plan, Jeffrey A. Cole shall be credited with years of service equal to (i) the number of years of service he is credited with under the Pension Plan, plus (ii) the number of years Jeffrey A. Cole served as a non-employee director and paid consultant of the Company. For purposes of (ii) in the previous sentence, the number of years Jeffrey A. Cole served as a non-employee director and paid consultant of the Company is eight.

                (c) For purposes of calculating the benefit payable to Jeffrey
A. Cole in accordance with the Plan, the minimum annual benefit payable to Jeffrey A. Cole commencing on or after Jeffery A. Cole's attainment of age 65 shall be the amount determined by the formula "A-B," where:

A=       the greater of:

          (i)     $474,000 or

         (ii) the amount determined based on the Company's regular Pension Plan formula but using Jeffrey A. Cole's salary and annual bonus using the highest year commencing in 1998 or thereafter, and reflecting service from 1969 on, and

B= the sum of (i) the annualized amounts, if any, payable to Jeffrey A. Cole in accordance with the Pension Plan and the Cole National Group, Inc. Supplemental Pension Plan, (ii) the installment payment to be paid to Jeffrey A. Cole from the Cole National Group, Inc. Supplemental Retirement Benefit Plan, and (iii) the annualized amount, if any, payable to Jeffrey A. Cole's former spouse pursuant to any qualified domestic relations order applicable to the Pension Plan and/or the Cole National Group, Inc. Supplemental Pension Plan for the year for which the benefit payable to Jeffrey A. Cole is being calculated in accordance with the Plan.
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         (d) The minimum annual benefit payable to Jeffrey A. Cole commencing prior to Jeffrey A. Cole's attainment of age 65 shall be the amount determined by the formula "(A-B) x C," where:

A=        the greater of

          (i)     $474,000 or

         (ii) the amount determined based on the Company's regular Pension Plan formula but using Jeffrey A. Cole's salary and annual bonus using the highest year commencing in 1998 or thereafter, and reflecting service from 1969 on,

B= the sum of (i) the annualized amounts, if any, payable to Jeffrey A. Cole in accordance with the Pension Plan and the Cole National Group, Inc. Supplemental Pension Plan, (ii) the installment payment to be paid to Jeffrey A. Cole from the Cole National Group, Inc. Supplemental Retirement Benefit Plan, and (iii) the annualized amount, if any, payable to Jeffrey A. Cole's former spouse pursuant to any qualified domestic relations order applicable to the Pension Plan and/or the Cole National Group, Inc. Supplemental Pension Plan for the year for which the benefit payable to Jeffrey A. Cole is being calculated in accordance with the Plan,

C= the early retirement reduction factors set forth in Attachment A to this Instrument.

         (e) In computing benefits under (c) and (d) above, (i) Jeffrey A. Cole retires after he suffers a constructive termination, or (ii) there has been a change of control (as each such term is defined in his Employment Agreement with the Company and certain of its subsidiaries, dated the 17th day of December,
1998), then he will be credited with three additional years of service in making the calculations above and his retirement will be deemed to have been made with the consent of the Special Compensation Committee of the Company's Board of Directors. Further, if Jeffrey A. Cole elects to receive payments under the Cole National Group, Inc. Supplemental Retirement Benefit Plan in a form other than annual installments over a ten-year period (as permitted by such plan) then the calculations in (c) and (d) above shall be adjusted so that such payments under the Plan will equal, on an actuarial present value basis, the payments that otherwise would have been due him if he had elected the ten-year installment payout of the Cole National Group, Inc. Supplemental Retirement Benefit Plan.

                  (f) Notwithstanding Section 3.4 of the Plan, Jeffrey A. Cole's Supplemental Retirement Benefit shall be payable in a one time lump sum cash payment, in a series of up to 20 annual installments with interest credited and compounded quarterly on the unpaid balance at the interest rate specified from time-to-time under the Cole National Group, Inc. Supplemental Retirement Benefit Plan, but not less than such rate specified at the date of his termination of employment or retirement, or in the same form and for the same duration as the benefits payable to the Participant (or Beneficiary) under the Pension Plan, as elected by Jeffrey A. Cole. Any form of payment of Jeffrey A. Cole's benefits shall be actuarially equivalent to the minimum annual benefit calculated under
(c) and (d) above. Jeffrey A. Cole's election of the form of payment of his benefits shall be made by written notice filed with the Company at least one year prior to his voluntary termination of employment with, or retirement from, the Company. Any



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such election may be changed by Jeffrey A. Cole at any time and from time to time without the consent of any other person by filing a later signed written election with the Company; provided that any election made less than one year prior to his voluntary termination of employment or retirement shall not be valid, and in such case payment shall be made in accordance with his prior election. In the absence of any effective election, Jeffrey A. Cole's Supplemental Retirement Benefit shall be payable in a one time lump sum cash payment. Jeffrey A. Cole shall be permitted to designate a beneficiary or beneficiaries for purposes of the Plan (on a form provided by the Company) to receive a benefit in the event that (i) he dies prior to his commencement of benefits under the Plan, or (ii) he dies after commencement of benefits under the Plan but before any lump sum elected is paid, or with any remaining elected installments unpaid. The benefit payable to Jeffrey A. Cole's beneficiary or beneficiaries in the event that he dies prior to his commencement of benefits under the Plan shall be a one time lump sum cash payment in an amount equal to the then actuarial present value of the accrued benefit that would have been payable to Jeffrey A. Cole as if he had commenced payment of his benefits under the Plan on the day before the day he died and as if he had attained not less than age 63, but counting service and compensation only through the date of his death, and as if he had elected a one time lump sum cash payment.


Dated as of December 17, 1998                    COLE NATIONAL GROUP, INC.

                                                 By:____________________________

                                                 Title:_________________________






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         ATTACHMENT A TO THE INSTRUMENT
                         DESIGNATING PARTICIPANTS OF THE
                         COLE NATIONAL GROUP, INC. 1999
                             SUPPLEMENTAL RETIREMENT
                        BENEFIT PLAN FOR JEFFREY A. COLE
                        --------------------------------


If Jeffrey A. Cole retires before age 65, the following early retirement reduction factors apply:

           ----------------- --------------------------------------- ----------------------------------------
                             If retirement is with the consent of    If retirement is without the consent
                             the Special Compensation Committee of   of the Special Compensation Committee
             Age at          the Company's Board of                  of the Company's Board of
           Retirement*       Directors                               Directors
           ----------------- --------------------------------------- ----------------------------------------
                  57                          0.28                                    0.28
           ----------------- --------------------------------------- ----------------------------------------
                  58                          0.34                                    0.34
           ----------------- --------------------------------------- ----------------------------------------
                  59                          0.40                                    0.40
           ----------------- --------------------------------------- ----------------------------------------
                  60                          0.90                                    0.47
           ----------------- --------------------------------------- ----------------------------------------
                  61                          0.92                                    0.56
           ----------------- --------------------------------------- ----------------------------------------
                  62                          0.94                                    0.65
           ----------------- --------------------------------------- ----------------------------------------
                  63                          0.96                                    0.96
           ----------------- --------------------------------------- ----------------------------------------
                  64                          0.98                                    0.98
           ----------------- --------------------------------------- ----------------------------------------
                  65         1.00 (no reduction)                               1.00 (no reduction)
           ----------------- --------------------------------------- ----------------------------------------


         * Add three additional years (maximum age is 65) if there has been a Constructive Termination or a change of control.
